EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement (Form S-8 No. 333-__________) pertaining to the 1995 Stock Plan of SpectRx, Inc. of our report dated March 11, 2003, with respect to the consolidated financial statements of SpectRx, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Atlanta, Georgia

August 30, 2005